UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

AEVEX Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-43238	41-2460652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Stevens Ave #150 Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4125

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AVEX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2026, AEVEX Corp. (the “Company”) priced the previously announced offering (the “Offering”) of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a public offering price of $27.00 per share (the “Offering Price”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-296396) (the “Registration Statement”). On June 3, 2026, in connection with the pricing of the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Athena Technology Solutions Holdings, LLC (“Holdings LLC”), the selling stockholders listed on Schedule II thereto (the “Selling Stockholders”) and Goldman Sachs & Co. LLC, BofA Securities, Inc. and Jefferies LLC, as representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to offer and sell 5,726,157 shares of Class A Common Stock and the Selling Stockholders agreed to sell 2,273,843 shares of Class A Common Stock at the Offering Price, less underwriting discounts and commissions. The Company and the Selling Stockholders granted the Underwriters a 30-day option to purchase up to an additional 858,923 and 341,077 shares of Class A Common Stock, respectively. The Offering closed and the shares were delivered on June 5, 2026. The material terms of the Offering are described in the prospectus, dated June 3, 2026 (the “Prospectus”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on June 4, 2026, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to the Registration Statement.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company, Holdings LLC and the Selling Stockholders have agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act. This description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 1.1, which is incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 3, 2026, by and among AEVEX Corp., Athena Technology Solutions Holdings, LLC, the selling stockholders listed on Schedule II thereto and Goldman Sachs & Co. LLC, BofA Securities, Inc. and Jefferies LLC, as representatives of the several underwriters listed on Schedule I thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVEX Corp.

Date: June 5, 2026	By:	/s/ Roger Wells
	Name:	Roger Wells
	Title:	Chief Executive Officer